99.2

PLAZA BALLROOM & EVENT CENTRE, LLC
CONDENSED BALANCE SHEET
June 30, 2013
(UNAUDITED)

ASSETS:
CASH	$ 1,258
TOTAL CURRENT ASSETS:	1,258
OTHER ASSETS:
DEFERRED RENT COSTS AND DEPOSITS	15,199
TOTAL ASSETS	$ 16,457

LIABILITIES AND MEMBER'S DEFICIT
LIABILITIES:
ACCOUNTS PAYABLE	$ 5,830
DUE TO MEMBER	47,660
TOTAL CURRENT LIABILITIES:	53,490

COMMITMENTS AND CONTINGENCIES
MEMBER'S DEFICIT	(37,033)
TOTAL LIABILITIES AND MEMBER'S DEFICIT	$ 16,457

See accompanying notes to condensed financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC
CONDENSED STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(UNAUDITED)

Revenue	$ 69,335

Total Revenue	69,335

Expenses:

Personnel costs	5,040
Event costs	10,250
Occupancy	40,073
General and administrative	43,117
Total Expenses	98,480

Net Loss	(29,145)

Member's deficit, beginning of the period	(7,888)

Member's deficit, end of the period	($37,033)

See accompanying notes to condensed financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(UNAUDITED)

Cash flows from operating activities:
Net Loss	$ (29,145)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:
Decrease in other assets	5,093
Increase in accounts payable	4,787

Net cash used in operating activities	(19,265)

Cash flows from financing activities:
Advances from member	16,429
Net cash provided by financing activities	16,429
Net change in cash and cash equivalents	(2,836)

Cash and cash equivalents, beginning of period	4,094

Cash and cash equivalents, end of period	$ 1,258

Supplemental Disclosure of Cash Flow Information:
Interest paid	$ -
Taxes paid	$ -

See accompanying notes to condensed financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013

(UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The Company is engaged in the business of providing ballroom dance lessons and hosting events in its leased facility, located in North Palm Beach, Florida. The Company was organized under the statutes of the State of Florida as a limited liability company.

Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements of the Company contain all adjustments necessary to present fairly the Company’s financial position as of June  30, 2013 and its results of operations and cash flows for the six months then ended. The accompanying unaudited interim financial statements have been prepared in accordance with guidance for interim financial statements and therefore do not include all information and footnotes required by accounting principles generally accepted in the United States of America. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.  These assumptions, if not realized, could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company earns revenue from the provision of dance lessons and the rental of its dance hall.  Revenue is recognized during the period in which dance lessons are provided and in which the Company’s facilities are utilized pursuant to rental agreements.  The Company receives payments for services and rentals at the time of service or rental.

Deferred Rent Costs

In October 2012, a member of the Company paid $20,490 in settlement of past due rent owed by the prior lessor of the Company’s facilities.  In exchange for the payment, the Company agreed to repay the amount without interest upon demand.  The amount paid was recorded as deferred rent costs to be expense over the three-year term of the lease.

Income Taxes

The Company is a single member limited liability company, which is not subject to income taxes. Instead, the Company’s member is taxed individually on the Company’s corporate income or loss.  Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements.

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013

(UNAUDITED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term highly liquid notes and certificates of deposits with original maturities of three months or less to be cash equivalents.

Recent Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  We have reviewed the recently issued pronouncements and concluded that there are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on the Company's financial position, results of operations or cash flows.

NOTE 2: DUE TO MEMBERS

During the period from October 24, 2012 (inception) through December 31, 2012, members of the Company paid $20,490 in settlement of past due rent owed by the prior lessor of the Company’s facilities and advanced $12,450 for working capital purposes. During the six months ended June 30, 2013, the member advanced and additional $16,919.  These amounts are non-interest bearing, due on demand and totaled $$47,660 as of June 30, 2013.

NOTE 3: COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

The Company entered into a three-year lease for its dance facility.  The lease requires monthly payments of $5,500 commencing on November 1, 2012 increasing by 5% on each anniversary date. The aggregate rental payments required throughout the term of the lease are expensed on a straight   line base over the term of the lease.  A member of the Company paid $20,490 directly to the landlord in settlement of amounts owed by a prior lessor.  Such amounts have been recorded as deferred rent costs and are being expensed over the term of the lease.  Future minimum rental payments under the lease are as follows:

Twelve Months Ending June 30,
2014	$68,200
2015	71,612
2016	24,256
$164,068

Rent expense totaled $40,073 for the six months ended June 30, 2013.

NOTE 4: SUBSEQUENT EVENTS

Management has reviewed subsequent events through December 31, 2013, which is the date these financial statements were available for issuance.

The Company on October 18, 2013 sold substantially all of its assets to Ballroom Dance Fitness, Inc. (BDF), a Florida company.  In accordance with the terms and provisions of the Asset Purchase

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013

(UNAUDITED)

Agreement, the Company sold certain assets to BDF including, but not limited to, a dance studio and associated lease, domain address and associated website and data base of approximately 1,100 customers. In consideration for the purchase of the Assets by BDF, BDF shall pay aggregate consideration to Plaza Ballroom members in the amount of $325,000 consisting of: (i) cash in the amount of $25,000 of which $5,000 was a non-refundable advance; and (ii) issue in the name of Plaza Ballroom or its designee an aggregate of 1,000,000 shares of its restricted common stock at a per share price of $0.30 valued at $300,000.  In further accordance with further terms if on the date nine months (June 18, 2014) from the date of the Asset Purchase Agreement the Company members are unable to sell the 1,000,000 shares of common stock on the open market to realize an aggregate proceeds of $300,000 because the BDF’s shares of common stock dropped below a per share price of $0.30, the BDF shall further issue to Plaza Ballroom members that number of shares of common stock based upon the trading price on June 18, 2014 to resolve the difference between the $300,000 and the amount received by Plaza Ballroom members  from the sale of the original 1,000,000 shares of common stock during the nine month period. In the event Plaza Ballroom members cannot sell the new shares and the original 1,000,000 shares for $300,000, Plaza Ballroom members will notify BDF and request cash payment aggregating $300,000 due thirty days from Plaza Ballroom members request. In the event the BDF does not make the payment, the Asset Purchase Agreement will be rescinded and the business will be returned to Plaza Ballroom members and Plaza Ballroom will return the 1,000,000 shares issued to it to the BDF for cancellation.